Exhibit 10.11

                           ASSET ACQUISITION AGREEMENT

     THIS ASSET ACQUISITION AGREEMENT (this "Agreement") is dated as of the March 12, 1999, by and between NORDX/CDT, Inc., a corporation organized under the laws of Canada ("Seller"), and Tech Laboratories Inc., a New Jersey corporation ("Purchaser").

     WHEREAS, Seller, in connection with the purchase of Northern Telecom Inc.'s structured wiring business, acquired certain assets and technology for a switch matrix intended to provide physical connectivity functions between networking equipment and users (such product line, excluding the automated telecommunications switching apparatus (referred to internally by Seller as "DynaTrax II" or "DynaTraX Voice Technology") and Data Valet programs devolved by Seller, is referred to herein as the "DynaTrax Product").

     WHEREAS, Seller has ceased the development, manufacturing and sales of the DynaTrax Product;

     WHEREAS, Purchaser desires to purchase the assets relating to the DynaTrax Product;

     WHEREAS, it is the intention of the parties that the sale of assets be on an "as is" basis, and that, following the Closing Date, Seller have no involvement with Purchaser's development, manufacturing or sales efforts in connection with the DynaTrax Product except in the limited manner specifically set forth herein;

     WHEREAS, Seller had desired to close the transactions in January, 1999; and

     WHEREAS, Purchaser requested that Seller provide Purchaser with additional time to close the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, the parties agree as follows:

ARTICLE 1. SALE OF ASSETS AND LIMITED ASSUMPTION OF LIABILITIES.

     1.1 Transferred Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (defined in Section 2.1), Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of the rights, title and interests of Seller in and to the assets relating exclusively to the DynaTrax Product, other than the Excluded Assets (defined in Section 1.2), as the same shall exist on the Closing Date (collectively, the "Transferred Assets"), which assets are comprised of the following:

          (a) the equipment and other assets listed on Exhibit A hereto;


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          (b) the files  relating to the  development  and  manufacture  of, and sales efforts relating to, the DynaTrax Product, including customer and supplier lists;

          (c) marketing and promotional materials used exclusively for the DynaTrax Product;

          (d) all raw materials, work in progress and finished inventory of the DynaTrax Product ("Inventory"); and

          (e) the patents and patent applications set forth on Exhibit B; the "DynaTrax" trademark and trade name described on Exhibit C, and all goodwill associated therewith; the DynaTrax web site and related intellectual property; and all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software all other know-how and intellectual property rights and all tangible embodiments thereof exclusively relating to the DynaTrax Product (the "Proprietary Rights").

     1.2  Excluded  Assets.   Seller  is  not  selling,  and  Purchaser  is  not
purchasing, any of the following assets relating to the DynaTrax Product, all of which shall be retained by Seller (collectively, the "Excluded Assets"):

          (a) 50 DynaTrax units (as defined below), subject to reductions as contemplated by Section 2.4 (the "Retained Units");

          (b) equipment and other items relating to the service lab listed on Exhibit D (the "Service Lab assets");

          (c) replacement parts described on Exhibit E;.

For purposes of clarity, the following assets are also not included in the Transferred Assets:

          (a) Seller's rights under this Agreement;

          (b) Seller's financial and accounting records relating to the DynaTrax Product and all records related to employees employed in connection with the DynaTrax Product;

          (c) warehouse storage or shipping equipment;

          (d)  wiring   installed  in,  and  other  fixtures  of,  the  DynaTrax
     laboratories;

          (e)  Proprietary   Rights   relating   exclusively  to  the  automated
     telecommunications switching apparatus (referred to internally by Seller as "DynaTrax II" or "DynaTraX Voice Technology") and Data Valet; and


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          (f) any refunds, rebates, recoveries or other financial items relating to the period prior to the Closing Date.

     1.3 Excluded Liabilities. Purchaser does not assume and shall not pay, perform or discharge any Liabilities of Seller, including any liabilities or obligations relating to DynaTrax units sold or installed by Seller prior to the Closing Date ("Unassumed Liabilities").

ARTICLE 2. PURCHASE PRICE; CLOSING.

     2.1 Closing. The closing of the transactions contemplated herein (the "Closing") will take place at the offices of Seller at 10:00 a.m., local time, on such date as specified by Purchaser, which date must be on or before April 30, 1999, or at such place or on such other date as Seller and Purchaser may mutually agree in writing. Such date and time of Closing is herein referred to as the "Closing Date."

     2.2 Consideration for Signing Purchase Agreement. As consideration for signing this Agreement, Purchaser shall pay to Seller (a) Two Hundred Thousand Dollars ($200,000) on the date of this Agreement and (b) One Hundred Thousand Dollars ($100,000) on or before March 31, 1999 (or, if earlier, the Closing
Date). Such amount shall be paid in immediately available funds to an account specified by the Seller. Such amounts are consideration to Seller for entering into this Agreement (including the provisions of Section 5.13) and agreeing to delay closing of the purchase and sale, and shall be non-refundable (except as set forth in Section 5.14).

     2.3 Closing Payment and Documents. At the Closing, Purchaser shall deliver Two Hundred Thousand Dollars ($200,000) to Seller by wire transfer of immediately available funds as the purchase price for the Transferred Assets and, upon receipt of such payment, Seller shall deliver to Purchaser (a) a bill of sale for the Transferred Assets and (b) assignments of patents and assignments of trademarks and trade names referred to on Exhibits B and C, respectively. To the extent requested by Purchaser, Seller shall assist Purchaser in filing such transfer documents in the appropriate jurisdictions; provided that in the event that the cost to Seller of such assistance exceeds $2,000, Purchaser shall upon demand reimburse Seller.

     2.4 Post-Closing Sales. In the event orders for DynaTrax unit(s) are received by Seller prior to the Closing Date, Seller may accept such orders and fulfill them out of Retained Units (thereby reducing the number of Retained Units included in the Excluded Assets), and Seller shall be entitled to retain 100% of the sales proceeds. Following the Closing Date, Seller shall have the right to sell Retained Units in connection with the Data Valet program. "DynaTrax unit" shall have the definition set forth in Exhibit G.

     2.5 Pre-Closing Loss or Damage. Prior to the sale and transfer of the Transferred Assets, Seller shall have no liability to Purchaser in connection with any loss or damage to the Transferred Assets (including any casualty loss) except to the extent provided under Section 5.14.


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     2.6  Inventory.  Attached  hereto as Schedule 2.6 is Seller's  most current list of the Inventory (the  "Estimated  Inventory").  Prior to the Closing Date,
Seller  shall   present  to  Purchaser  an  updated   Inventory   (the  "Updated
Inventory"). Seller shall permit a representative(s) of Purchaser to participate in the taking of the Updated Inventory. Following the taking of the Updated Inventory, Purchaser shall use reasonable efforts to keep the Updated Inventory segregated from other assets of Seller.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser the following:

     3.1 Capacity. Seller has the legal right, power and capacity to execute, deliver and perform this Agreement and the agreements, certificates and instruments to be executed and delivered by Seller pursuant hereto.

     3.2 Enforceability. The execution, delivery and performance by Seller of this Agreement and all agreements, certificates and instruments to be executed and delivered by Seller pursuant hereto, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and the agreements, certificates and instruments to be executed and delivered by Seller pursuant hereto have been duly and validly executed and delivered by Seller to the extent a party thereto and, to the extent a party thereto, constitute, the valid and legally binding obligations of Seller enforceable against Seller in accordance with their respective terms.

     3.3 No Conflicts. The (a) execution, delivery and performance of this Agreement by Seller do not, (b) execution, delivery and performance by Seller of the agreements, certificates and instruments to be executed and delivered by Seller pursuant hereto will not, and (c) consummation of the transactions by Seller contemplated hereby and thereby will not, (i) conflict with, or result in any violation of, the articles of incorporation or by-laws of Seller as the same may have been amended or (ii) conflict with, result in a breach of any term of, constitute a default under or result in the acceleration of any material agreement, or any judgment, decree, order, statute, rule or regulation to which Seller or any material portion of their assets is subject or bound. No consent or authorization of or filing with any court or other governmental entity is required of Seller in connection with Seller's execution, delivery or performance of this Agreement.

     3.4 Title. Seller has good and marketable title to all of the Transferred Assets free and clear of all liens, security interests and other similar encumbrances. Nothing in this Section 3.4 shall be deemed to be a representation or warranty as to the validity or enforceability of any Proprietary Rights, the condition of any assets or the existence of any quantities of inventory or other equipment.

     3.5 Sale on an "As Is" Basis. The sale of the Transferred Assets hereunder is being made on an "as is" basis. Except for the specific representations and warranties set forth in this Article 3, neither Seller, any of its affiliates nor any of their officers, directors,


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


employees, advisors or agents shall be deemed to have made any representation or warranty regarding the Transferred Assets, and Seller expressly disclaims any other representation or warranty of any kind, express or implied, arising by law or custom, with respect to the Transferred Assets, including warranties of merchantability; fitness for a particular purpose; non-infringement; validity or enforceability of Proprietary Rights; condition of any of the Transferred Assets; function, performance or salability of the DynaTrax Product; cost of development, manufacturing or marketing of the DynaTrax Product; quantity or condition of inventory; interest of potential or actual customers in the DynaTrax Product; or any other matter.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF Purchaser. Purchaser represents and warrants to Seller as follows:

     4.1 Existence; Good Standing; Corporate Authority. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and instruments to be executed and delivered by it pursuant hereto.

     4.2 Enforceability. The execution, delivery and performance by Purchaser of this Agreement and all agreements, certificates and instruments to be executed and delivered by Purchaser pursuant hereto, and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and the agreements, certificates and instruments to be executed and delivered by Purchaser pursuant hereto have been duly and validly executed and delivered by Purchaser to the extent a party thereto and, to the extent a party thereto, constitute, the valid and legally binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

     4.3 No Conflicts. The (a) execution, delivery and performance of this Agreement by Purchaser do not, (b) execution, delivery and performance by Purchaser of the agreements, certificates and instruments to be executed and delivered by Purchaser pursuant hereto will not, and (c) consummation of the transactions by Purchaser contemplated hereby and thereby will not, (i) conflict with, or result in any violation of, the articles of incorporation or by-laws of Purchaser as the same may have been amended or (ii) conflict with, result in a breach of any term of, constitute a default under or result in the acceleration of any material agreement, or any judgment, decree, order, statute, rule or regulation to which Purchaser or any material portion of their assets is subject or bound. No consent or authorization of or filing with any court or other governmental entity is required of Purchaser in connection with Purchaser's execution, delivery or performance of this Agreement.

     4.4 Diligence. Purchaser has conducted such due diligence as it deems necessary in connection with the transactions contemplated hereby. Except as specifically set forth in Article 3, no representation or warranty has been made to Purchaser, any its affiliates,


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


or any officer, director, employee, agent or advisor to Purchaser or its affiliates, in connection with the Transferred Assets, this Agreement or the transactions contemplated hereby.

ARTICLE 5. CERTAIN OTHER AGREEMENTS.

     5.1 Expenses. Each of the parties hereto agrees to bear its own transaction expenses and brokerage fees in connection with the transactions contemplated hereby.

     5.2 Transfer Taxes. Purchaser shall pay any sales or other transfer taxes relating to the transfer of the Transferred Assets.

     5.3 Removal of Assets. Within 30 days following the Closing Date, Purchaser shall cause any Transferred Assets located in any of Seller's premises to be removed at the cost of Purchaser; provided that if events beyond the reasonable control of Purchaser prevent such removal during such 30 day period, Seller shall extend such period for a reasonable period. Any such removal shall be coordinated with Seller so as not to disrupt any production or other activity of Seller. Purchaser shall be liable for any damage caused to Seller's premises in connection with such removal. Purchaser shall bear the risk of loss or damage of any such Transferred Assets prior to such removal from Seller's premises, except for any loss or damage caused by Seller's gross negligence or willful misconduct.

     5.4 No License of Seller's Intellectual Property Rights. Nothing in this Agreement or otherwise shall be deemed to grant to, or establish in, Purchaser or any of its affiliates a license or other right to any trade name, trademark, service mark or other similar right of Seller or its affiliates, except the Trademark. Without limiting the foregoing, (a) any references to "NORDX/CDT" or any of its affiliates (including any trade names or trademarks of Seller or its affiliates) in or on any of the Transferred Assets shall, at Purchaser's cost, be removed or permanently covered and (b) Purchaser shall not make references to Seller or its affiliates (including any references to the limited support contemplated by Section 5.6) in any of its marketing, promotional or other activities relating to the Transferred Assets. In the event that the action required by clause (a) of the prior sentence are not possible with respect to any Transferred Asset, such Transferred Asset shall be destroyed by Purchaser at, Purchaser's cost and without recourse to Seller or its affiliates. This
Section 5.4 shall not prevent press releases as provided in Section 6.6.

     5.5 License by Purchaser. Effective on the Closing Date, Purchaser grants to Seller a non-exclusive, royalty free license, to use the Proprietary Rights contained in the Transferred Assets in connection with the service of any DynaTrax Products sold or installed prior to the Closing Date and in connection with any sales contemplated under Section 2.4. The license contained in this
Section 5.5 shall be for a period of 2 years from the Closing Date.

     5.6 Limited Post-Closing Service. To the extent the necessary resources are available (including knowledgeable personnel) and it does not divert resources from other activities of Seller (in each case, determined in Seller's sole discretion), following the Closing


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Date, Seller will provide Purchaser with post-installation service support using the Service Lab assets for a period up to the date on which Seller offers to sell the Service Lab assets to Purchaser in accordance with Section 5.7, which service is intended to be required on an infrequent basis. Such assistance shall be limited to service that Seller is able to be performed from its premises using available equipment. Seller has no obligation to retain personnel or maintain the Service Lab assets. Purchaser shall pay Seller $75 per hour for such assistance (provided that such amount shall be adjusted in good faith to reflect any increases in the costs of providing such assistance). Seller shall have no liability to Purchaser or any third party for any such service provided, and Purchaser shall indemnify and hold Seller, its affiliates and their officers, directors, employees, agents and advisors harmless from any and all losses, claims, actions, damages and liabilities, and any and all out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements and costs of investigation (collectively, "Losses") arising from or relating to providing such service, except to the extent a court of competent jurisdiction determines that such Losses were the result of Seller's gross negligence or willful misconduct.

     5.7 Purchase of the Service Lab assets; Access by Purchaser.

          (a) Upon Seller's determination that any commitment (legal or otherwise) relating to DynaTrax Products sold or installed prior to the Closing Date have ceased, Seller will offer to sell the Service Lab assets (as described on Exhibit D) to Purchaser (in such condition or state as they shall then exist) for an amount equal to $100; provided that Seller will offer such assets no later than December 31, 1999. Purchaser may accept such offer during the 30 days after such offer is made, and must close such purchase within 30 days following such acceptance. Any sale of such assets shall be on an "as is" basis, without representation or warranty and subject to terms similar to those set forth herein with respect to the Transferred Assets (excluding Section 5.6). Nothing in this
     Section 5.7 shall be deemed to require Seller to service or maintain the Service Lab assets, or make Seller liable for any loss or damage relating thereto; provided that in the event of a casualty event relating to such assets for which Seller has third party insurance, Seller shall, upon recovery of any such insurance proceeds (reduced by the amount of any self-insurance or deductible or costs associated with such recovery), either (i) use such insurance proceeds, to the extent available, to replace the Service Lab assets (which shall remain subject to this purchase option) or (ii) turn such proceeds over to the Purchaser, net of the $100 purchase price. Seller shall not be liable in the event such proceeds are not available for any reason.

          (b) Following the Closing Date and prior to the time when Seller offers to sell the Service Lab assets to Purchaser, Seller shall permit Purchaser reasonable access to such Service Lab assets so that Purchaser may service its customers. Purchaser shall comply with such rules, regulations and procedures regarding security, access, number of persons having access, visitors, types of activities which may be carried on and other reasonably related matters as designated by Seller from time to time. Seller shall not be responsible or liable for any of Purchaser's employees or invitees (including any injury or death thereto) or any use or non-use


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     of the Service Lab assets by Purchaser,  and Purchaser  shall indemnify and hold Seller harmless from any liability relating thereto.

                  5.8 Service Obligation of Tech Labs. At the request of Seller, Purchaser will offer to any persons or entities that purchased DynaTrax Products prior to the Closing Date service of such DynaTrax Products at a level, priority and cost commensurate with service provided to any purchasers or users of the DynaTrax Products after the Closing Date.

     5.9 Retained Units. The handling, location and other matters relating to the Retained Units are described on Exhibit F.

     5.10 Prohibition on Hiring Seller's Employees. Without Seller's consent, for a period of two years following the date hereof, Purchaser shall not (a) induce or attempt to induce any person employed by Seller or its affiliates on the date hereof to leave the employ of Seller or such affiliate, or in any way interfere with the relationship between Seller or such affiliate and any employee thereof or (b) hire directly or through another entity any person who is an employee of Seller or its affiliates on the date hereof.

     5.11 Indemnification. Purchaser shall indemnify and hold Seller, its affiliates and their officers, directors, employees, agents and advisors harmless from any Losses arising out of (a) the breach by Purchaser of any covenant, representation or warranty set forth herein or (b) any activities of Purchaser or its affiliates in connection with the DynaTrax Product, including marketing efforts, sales, installations or other activities of Purchaser in connection with the DynaTrax Product, or any DynaTrax Product sold by Purchaser. Seller shall indemnify and hold Purchaser, its affiliates and their officers, directors, employees, agents and advisors harmless from any Losses arising out of (a) the breach by Seller of any covenant, representation or warranty set forth herein or (b) any Unassumed Liability.

     5.12 Litigation Support. In the event and for so long as any party to this Agreement is actively contesting or defending against any third party action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction, with respect to the Transferred Assets, the party not so contesting or defending agrees to (a) use reasonable efforts to make available employees, as reasonably necessary, to provide testimony, to be deposed, to act as witnesses and to assist counsel and (b) provide reasonable access to its books and records relating to the Transferred Assets (to the extent it has any such books and records) as may be reasonably necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party (including the cost of any legal advice or support in providing such access or information).

     5.13 Exclusivity. Neither Seller nor any of its affiliates or their employees, officers, directors or agents will solicit, initiate, encourage or discuss any proposal or offer from any person (other than Purchaser) relating to the sale of the Transferred Assets, or provide any confidential information relating thereto after the date hereof and until the termination of this


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


Agreement pursuant to Section 5.14; provided that this Section 5.13 shall not prohibit sales of DynaTrax units as contemplated in Section 2.4.

     5.14 Termination. This Agreement may be terminated:

          (a) by mutual written consent of the Seller and Purchaser;

          (b) by Purchaser if there is any material change between the Estimated Inventory and the Updated Inventory (which shall be reported promptly) or any material damage or loss to the Transferred Assets between the date hereof and the Closing Date (including any material discrepancy from the Updated Inventory); or

          (c) by Seller if Purchaser  fails to make the payment  contemplated by
     Section 2.2.

In the  event of any  termination  of  pursuant  to  clauses  (a) or (c) of this
Section 5.14, the payments made pursuant to Section 2.2 shall be retained by Seller unless, in the case of clause (a), otherwise agreed by Seller and Purchaser. In the event of any termination pursuant to clause (b) of this
Section 5.14, the payments made pursuant to Section 2.2 shall be promptly returned to Purchaser.

ARTICLE 6. MISCELLANEOUS.

     6.1 Dollar Amounts. All currency amounts set forth herein are United States dollars.

     6.2 Notice. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered, sent by nationally recognized overnight courier, faxed or mailed by certified or registered mail, return receipt requested, addressed as follows:

     If to Seller:

               NORDX/CDT, Inc.
               2345 Sources Blvd.
               Pointe-Claire, Quebec H9R 5Z3
               Fax:  (514) 822-7975
               Attn:  Chief Financial Officer


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


               with a copy to:

               Cable Design Technologies Corporation
               Foster Plaza 7
               661 Andersen Drive
               Pittsburgh, Pennsylvania 15220
               Fax:(412) 937-9690
               Attn:General Counsel


     If to Purchaser:

               Tech Laboratories Inc.
               955 Belmont Avenue
               North Haledon, N.J. 07508
               Fax:  (973) 427-5455
               Attn:President

               with a copy to:

               Stursberg & Veith
               405 Lexington Avenue
               New York, N.Y.  10174
               Fax:  (212) 922-0995
               Attn:  Walter Stursberg

(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered, one day following deposit with a nationally recognized overnight courier (with all delivery charges prepaid), upon the sending machine's confirmation of receipt by the receiving fax machine if faxed or three days following mailing if mailed (postage prepaid).

     6.3 Execution of Additional Documents. The parties hereto will at any time, and from time to time after the Closing Date, upon request of another party, execute, acknowledge and deliver all such further assignments, transfers and assurances as may be required to carry out the intent of this Agreement, and to transfer and vest title to any Transferred Assets, and to protect the right, title and interest in and enjoyment of all of the Transferred Assets sold, assigned, transferred and delivered pursuant to this Agreement, provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

     6.4 Binding Effect; Benefits; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Except as specifically provided herein, nothing in this Agreement is intended to confer on any person other than the parties hereto or their respective heirs, executors, administrators, successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Nothing contained herein shall restrict Purchaser's ability to assign any or all of its rights hereunder.

     6.5 Limitation of Damages. Under no circumstances shall any party hereto be liable to the other party for any consequential or special damages (including, without limitation, loss of profits, damage to business reputation or damage to systems or components), excluding in the case of any indemnification by Purchaser of Seller, any such damages that are asserted by a third party against Seller, its affiliates or any of their officers, directors, employees, agents or advisors. In no event will Seller have any liability to Purchaser under or in connection with this Agreement in excess of the amounts actually paid to Purchaser pursuant to this Agreement.

     6.6 Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party, which approval will not be unreasonably withheld.

     6.7 Entire Agreement. This Agreement, together with the Exhibits, Schedules and other documents executed and delivered pursuant hereto, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms, superseding all understandings and negotiations concerning the subject matter hereof. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement, and the Exhibits, Schedules and other documents executed and delivered pursuant hereto, shall be given no force or effect. The parties specifically acknowledge and agree that there are no additional or supplemental agreements between them related in any way to the matters herein contained. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by the parties against whom enforcement is sought.

     6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York exclusive of the conflict of law principles thereof.

     6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     6.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied to this Agreement.

     6.11 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

     6.12 Delivery by Facsimile. This Agreement, any signed agreement or instrument entered into pursuant to this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

     6.13 Gender; Number. The use of the masculine, feminine or neuter pronoun herein shall not be restrictive as to gender, and the use of the singular or plural herein shall not be restrictive as to number, but shall be interpreted in all cases as the context may require.

     6.14 Interpretation. When a reference is made in this Agreement to a Section, Subsection, Exhibit or Schedule, such reference shall be to a Section, Subsection, Exhibit or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used herein, the term "include" or "including" shall be deemed to be followed by "without limitation."

                                    * * * * *

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

                                               NORDX/CDT, INC.


                                               By: /s/
                                                   -----------------------------
                                                   Name:
                                                   Its:

                                               TECH LABORATORIES INC.


                                               By: /s/ Bernard M. Ciongoli
                                                   -----------------------------
                                                   Name:  Bernard M. Ciongoli
                                                   Its:  President

                                   EXHIBIT F

25 completed DynaTrax units will be retained by Seller on Closing Date; provided that in the event Retained Units are sold prior to the Closing Date, such number shall be reduced by the number of such sold units. The remaining Retained Units shall be held by Purchaser for the benefit of the Seller (provided such units do not need to be fully assembled until such time as they are shipped to the Seller and provided further that Purchaser may substitute newly manufactured DynaTrax units for units held on behalf of Seller).

Promptly following notice from Seller that Seller has sold DynaTrax units, including sales prior to the Closing Date (which notice does not need to be given immediately following a sale), Purchaser shall, without any cost to Seller, ship to Seller a number of completed DynaTrax units equal to the number of units sold by Seller, but in no event more than the total number of Retained Unites held for the benefit of Seller by Purchaser (i.e., the 50 units less the number sold by Seller prior to the Closing Date less the number retained by Seller on the Closing Date). Seller's request for replacement shall be made at reasonable times and with reasonable notice taking into account the demand of Seller and Purchaser and the completed DynaTrax unit inventory levels of Seller and Purchaser.

Purchaser shall, without charge, provide to Seller and Seller's purchasers with its customary warranty and service.

On June 30, 2000, Purchaser may purchase from Seller any unsold Retained Units (including any units that are held by Purchaser on behalf of Seller) for a cash purchase price of $5,000 per unit, on an "as is basis." In the event that such units are not purchased by Purchaser, the number of units then held by Purchaser shall be promptly delivered to Seller in a completed form.